UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 15, 2007

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2007, EXCO Resources, Inc. (“EXCO”) entered into a Purchase Agreement (“Purchase Agreement”) with OCM GW Holdings, LLC (“OCM GW”) pursuant to which EXCO sold 750,000 shares of unregistered restricted common stock of Crimson Exploration, Inc. (“Crimson”) to OCM GW for an aggregate sales price of approximately $5.2 million. Crimson is a publicly-held company that is controlled by investment funds managed by Oaktree Capital Management, L.P. (“Oaktree LP”), which also controls OCM GW.  Entities affiliated with Oaktree LP are significant shareholders of EXCO by virtue of their ownership of shares of EXCO’s Cumulative Convertible Perpetual Preferred Stock and Hybrid Preferred Stock.  One of our directors, Vincent J. Cebula, is a managing director of Oaktree LP.  The Purchase Agreement contains representations and warranties customary for transactions of this nature.  The foregoing description is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, entered into effective August 15, 2007, between OCM GW Holdings, LLC and EXCO Resources, Inc., filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 21, 2007	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Purchase Agreement, entered into effective August 15, 2007, between OCM GW Holdings, LLC and EXCO Resources, Inc., filed herewith.